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EXHIBIT 3.2



                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  NETWORD, INC.

     The undersigned, being a duly authorized officer of Netword, Inc., for the purpose of amending and restating its Certificate of Incorporation pursuant to Sections 242 and 245 of the Delaware General Corporation Law, does hereby certify as follows:

          FIRST: The name of the corporation is Home Director, Inc. (the "Corporation"). Its original certificate of incorporation was filed with the Secretary of State on February 2, 1999.

          SECOND: The address of the registered office of the Corporation in the State of Delaware is c/o United Corporate Services, Inc., 15 East North Street in the City of Dover, County of Kent. The name of its registered agent at that address is United Corporate Services, Inc.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "GCL").

          FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 42,000,000, of which 40,000,000 shall be shares of common stock, par value $0.01 per share ("Common Stock"), and 2,000,000 shall be shares of preferred stock, par value $0.01 per share ("Preferred Stock").

          Shares of Preferred Stock may be issued from time to time in one or more classes or series, each of which classes or series shall have such distinctive designation or title as shall be fixed by the board of directors of the Corporation (the "Board of Directors") prior to the issuance of any shares thereof. The Board of Directors is hereby authorized to determine or alter the powers, rights, preferences, privileges, qualifications, limitations, and restrictions granted to or imposed upon any wholly unissued class or series of Preferred Stock, including without limiting the generality of the preceding clause, the authority to fix or alter the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preference of said shares, all as shall be stated in such resolution or resolutions providing for the issuance of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors. The Board of Directors is further authorized to determine or alter from time to time the number of shares of Preferred Stock constituting any such class or series and the designation thereof, and to increase or decrease the number of shares of any class or series subsequent to the issue of such shares of that class or series, but not the number of shares of such class or series then issued and outstanding. In case the number of shares of any class or series shall be so decreased, the shares removed from such class or series by such decrease shall be restored to the status they had before their inclusion in the class or series from which they are removed.

     Subject to all of the rights of the holders of Preferred Stock that may hereafter be issued, (i) such dividends or distributions as may be determined by the Board of Directors, at its sole discretion, may from time to time be

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declared  and paid or made upon the Common Stock out of assets legally available therefor, and (ii) except as otherwise required by law, each outstanding share of Common Stock shall be entitled to one vote on each matter on which stockholders of the Corporation or the holders of Common Stock shall be entitled to vote.

          FIFTH: (a) The Corporation shall, to the fullest extent permitted by the GCL, as amended from time to time, and as provided in the bylaws of the Corporation (the "Bylaws"), indemnify and hold harmless any and all directors and officers whom it shall have the power to indemnify pursuant to the GCL or the Bylaws from and against any and all liabilities (including expenses) imposed on or reasonably incurred by such directors or officers in connection with any actual or threatened action, suit or other proceeding in which any such director or officer may become involved as a defendant or otherwise or by which such director or officer may be threatened with involvement as a defendant or otherwise, or as to which the power to indemnify may exist under the GCL or Bylaws or otherwise at law or in equity, in each case as to actions brought by reason of the fact that such director or officer is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity or enterprise, as the case may be, and such obligation shall continue notwithstanding that any such person shall have ceased to serve as a director or officer of the Corporation.

          (b) The Corporation may, to the fullest extent permitted by the GCL, as amended from time to time, and as provided in the Bylaws, indemnify and hold harmless any and all persons whom it shall have the power to indemnify pursuant to the GCL or the Bylaws from and against any and all liabilities (including expenses) imposed on or reasonably incurred by such persons in connection with any actual or threatened action, suit or other proceeding in which any such person may become involved as a defendant or otherwise or by which such person may be threatened with involvement as a defendant or otherwise, or as to which the power to indemnify may exist under the GCL or Bylaws or otherwise at law or in equity, in each case as to actions brought by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity or enterprise, as the case may be.

     (c) Expenses (including attorneys' fees) incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. Such expenses incurred by other employees and agents (including attorneys' fees) may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

          SIXTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the GCL, or (4) for any transaction from which the director derived any improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the

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personal  liability  of  directors,  then  the  liability  of  directors  of the
Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. No amendment or repeal of this Article SIXTH or of Article FIFTH of this Amended and Restated Certificate of Incorporation, as it may be further amended (this "Certificate") shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring at the time of or prior to such amendment or repeal.

          SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

          EIGHTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to make, alter, amend or repeal the Bylaws in any manner not inconsistent with this Certificate or the laws of the State of Delaware, subject to the power of the stockholders of the Corporation having voting power to alter, amend or repeal the Bylaws.

          NINTH: The stockholders shall be entitled to vote only at an annual or special meeting of the stockholders in accordance with the Bylaws and shall not be permitted to act by written consent in lieu of a meeting.

          TENTH: Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders shall be given in the manner provided in the Bylaws.

          ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred upon stockholders are subject to this reservation.

          TWELFTH: The amendments effected by this Restated Certificate of Incorporation shall become effective as of 12:20 A.M. New York City time on December 19, 2002.

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          THIRTEENTH:  The  amendments  effected by this Restated Certificate of
Incorporation were adopted and approved in accordance with Sections 228, 242 and 245 of the Delaware General Corporation Law.

     IN  WITNESS WHEREOF, I have signed this instrument as of December 18, 2002.


                                     /s/  Kent  M.  Klineman
                                     -----------------------
                                     Kent.  M.  Klineman
                                     Secretary

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